ARMOUR RESIDENTIAL REIT, Inc. Company Update July 20, 2016

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

ARMOUR Monthly Metrics

Report Date[1]	5/18/2016	6/21/2016	7/20/16
Common Stock Price	$19.16	$19.33	$20.47
Estimated Book Value[2]	$25.45	$25.12	$26.23
Common Shares Outstanding	36,759,245	36,759,245	36,758,291
Preferred A Shares Outstanding	2,180,572	2,180,572	2,180,572
Preferred B Shares Outstanding	5,650,000	5,650,000	5,650,000
Asset Balance Sheet Duration	3.81	3.56	3.15
Hedge Balance Sheet Duration	-2.86	-2.67	-2.41
Net Balance Sheet Duration	0.96	0.88	0.75
Leverage[3]	7.7	7.1	6.9
Rates DV01	1,045,000	942,000	781,000
Spread DV01	5,593,000	5,277,000	5,008,000
FNCL 3.5 Price	104.44	105.05	105.30
FNCI 3.0 Price	104.22	104.52	104.67
10 Yr Treasury Yield	1.86%	1.61%	1.58%
5 Year OIS Swap Rate	1.01%	0.77%	0.76%
10 Year OIS Swap Rate	1.35%	1.12%	1.06%

Quarter	Asset Yield	Cost of Funds	Net Interest Margin
Q1 2014	3.20	1.37	1.82
Q2 2014	2.85	1.40	1.46
Q3 2014	2.68	1.25	1.43
Q4 2014	2.71	1.44	1.27
Q1 2015	2.72	1.52	1.20
Q2 2015	2.61	1.24	1.36
Q3 2015	2.56	1.12	1.44
Q4 2015	2.70	1.13	1.58
Q1 2016	2.73	1.36	1.37

(1) Some of the data may be based on information preceding the date of the report (i.e., closing prices).
(2) A portion of the dividend payable has been subtracted from the *estimated* book value based on accrual throughout the month.
(3) Leverage does not include TBA dollar rolls or forward settling transactions. Leverage is based on current equity.

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ARMOUR Capitalization, Dividend Policy, Transparency and Manager Transparency and Governance 4 ARMOUR REIT Manager Common Stock Dividend Policy Capitalization Information as of 7/18/16. • 36,758,291 shares of common stock outstanding (NYSE: “ARR”). (1) • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Total Capitalization of $1,159.9 million composed of: ◦ Estimated book value of common stock of $964.2 million. ◦ Preferred stock par value of $195.8 million. • ARMOUR pays common stock dividends monthly. • Dividends are typically announced on a monthly basis. • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing. (2) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. (1) Share count data is as of 7/18/16 close (including dilutive common stock equivalents). (2) Due to the prepayment lockout feature of our Agency multifamily securities, premium is amortized using a level yield methodology

ARMOUR Balance Sheet Metrics ARMOUR invests in Agency mortgage securities. Current allocation of equity in repo is: • 62.4% in Agency securities. • 37.6% in Non-Agency securities. 0.75 net balance sheet duration. • 3.15 gross asset duration. • (2.41) hedge duration. $5.4 billion in hedges (interest rate swaps). • 56.3% of Agency fixed rate assets hedged. • 74.9% of Agency fixed rate asset repurchase agreements hedged. $564.6 million in total liquidity. • $334.5 million in true cash. • $122.8 million in unlevered securities. • $107.3 million in short term Agency P&I. 6.9x estimated shareholder's equity. • $8.0 billion in net REPO borrowings. • 5 Assets Duration Hedging Liquidity Leverage Information as of 7/18/16.

ARMOUR Portfolio Strategy and Investment Methodology 6 Non-Agency Structure Analysis ◦ Seniority, subordination model. ◦ Model completeness and accuracy. ◦ Litigation and policy risks. Agency & Non-Agency Class Analysis ◦ Prepayment history. ◦ Prepayment expectations. ◦ Premium/discount. ◦ Liquidity. Agency & Non-Agency Loan Analysis ◦ Original and current loan balance. ◦ Year of origination. ◦ Originating company, third-party originators. ◦ Loan seasoning. ◦ Principal amortization schedule. ◦ Original loan-to-value ratio. ◦ Geography. ◦ 83.3% of our 15yr MBS are between 85k - 175k loan balances. Agency Pool Analysis ◦ Prepayment history and expectations. ◦ Premium over par. ◦ Hedgability. ◦ Liquidity. ◦ Diversify broadly to limit idiosyncratic pool risk. Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a ‘buy and hold’ strategy rather than a ‘trading’ strategy. ARMOUR will strategically sell assets when it believes market conditions warrant. Information as of 7/18/16

ARMOUR Agency & Non-Agency Portfolio

Total Agency Securities	% of Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
ARMs & Hybrids	0.9%	$ 91.7	104.7%	103.9%	2.52/3.10	0.90
Agency Multifamily Ballooning in 120 Months or Less	15.7%	$ 1,687.7	102.6%	107.7%	3.19/4.33	6.71
Fixed Rates Maturing Between 0 and 120 Months	1.4%	$ 148.5	104.8%	106.1%	3.98/4.35	2.21
Fixed Rates Maturing Between 121 and 180 Months	25.1%	$ 2,687.2	104.9%	106.5%	3.44/3.95	3.04
Fixed Rates Maturing Between 181 and 240 Months	13.3%	$ 1,429.7	106.2%	107.4%	3.78/4.24	2.10
Fixed Rates Maturing Between 241 and 300 Months	0.9%	$ 93.7	108.1%	108.0%	4.07/4.70	2.23
Fixed Rates Maturing Between 301 and 360 Months	11.4%	$ 1,223.7	106.0%	107.7%	3.85/4.35	3.05
Interest-Only	0.8%	$ 89.0	18.8%	18.8%	5.12/5.63	-9.31
Total or Weighted Average	**69.5%**	**$7,451.1**	**103.8%**	**106.1%**	**3.54/4.18**	**3.49**

Total TBA Securities	% of Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
FNCI 2.5% TBA (Dollar Roll)	4.8%	$ 516.6	102.2%	103.3%	n/a	2.64
FNCL 3% TBA (Dollar Roll)	16.9%	$ 1,810.7	103.3%	103.5%	n/a	3.00
Total or Weighted Average	**21.7%**	**$2,327.4**	**103.1%**	**103.4%**	n/a	**2.92**

Total Non-Agency Securities	% of Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
Legacy Non-Agency Assets	1.0%	$ 104.9	77.6%	80.1%	5.32/4.78	0.06
New Issue Prime Fixed	0.1%	$ 11.1	94.8%	97.2%	3.66/3.95	4.39
Credit Risk Transfer*	6.2%	$ 667.8	97.9%	102.9%	5.05/4.21	0.32
NPL/RPLs	1.4%	$ 153.6	99.3%	100.0%	3.79/4.25	0.99
Total or Weighted Average	**8.7%**	**$937.5**	**95.8%**	**99.8%**	**4.86/4.28**	**0.45**

*ARR purchased $38MM of CRT bonds on 7/19/16 that are not included in the totals.

Information as of 7/18/16. Portfolio value is based on independent third-party pricing. Information includes estimates of the effect of forward settling trades. Some totals may not foot due to rounding.

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8 ARMOUR Balance Sheet Hedge Metrics Repo Amount (millions) Total Hedge % Agency Fixed Rate Assets2 $9,608.9 56.3% Agency Fixed Rate Asset Repo Balance2 $7,221.1 74.9% Total Duration Contributionto Balance Sheet (1) Agency Assets 3.00 Non-Agency Assets 0.15 Interest Rate Swaps -2.41 Net Balance Sheet 0.75 (1) The duration contribution to the balance sheet is based on effective duration and market value. Information and pricing as of 7/18/16. Some totals may not foot due to rounding. (2) Includes $11.2 million of New Issue Prime Fixed and excludes Agency Interest-Only Securities. ARR’s Repo Balance is significantly smaller than its fixed rate assets due to its TBA positions.

ARMOUR Hedge Portfolio 9 Information as of 7/18/16. Some totals may not foot due to rounding. Current Pay Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 12 $ 150.0 0.54 Interest Rate Swap 13-24 Months 17 $ 600.0 0.85 Interest Rate Swap 25-36 Months 0 $ — 0.00 Interest Rate Swap 37-48 Months 40 $ 2,410.0 1.48 Interest Rate Swap 49-60 Months 0 $ — 0.00 Interest Rate Swap 61-72 Months 66 $ 275.0 2.04 Interest Rate Swap 73-84 Months 79 $ 1,425.0 2.10 Interest Rate Swap 85-96 Months 0 $ — 0.00 Interest Rate Swap 97-108 Months 0 $ — 0.00 Interest Rate Swap 109-120 Months 116 $ 550.0 2.24 Total or Weighted Average 56 $ 5,410.0 1.65

10 Monthly Portfolio Constant Prepayment Rate 12 11 10 9 8 7 6 Jan ua ry 20 16 Fe br ua ry 20 16 M arc h 2 01 6 Ap ril 20 16 M ay 20 16 Ju ne 20 16 Ju ly 20 16 8.2 6.5 7.2 10.0 9.6 9.9 10.6 July 2016 Agency Asset CPR 35 30 25 20 15 10 5 0 AR Ms & Hy bri ds 10 Ye ar Pa ss- Th rou gh s 15 Ye ar Pa ss- Th rou gh s 20 Ye ar Pa ss- Th rou gh s 25 Ye ar Pa ss- Th rou gh s 30 Ye ar Pa ss- Th rou gh s Ag en cy Mu ltif am ily Ag en cy IO Po rtf oli o A ve rag e 13.1 10.6 12.7 13.8 28.1 14.9 — 18.2 10.6 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate ("CPR") is the annualized equivalent of single monthly mortality ("SMM"). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity. ARMOUR Portfolio Constant Prepayment Rates ("CPR")

ARMOUR REPO Composition

	REPO Counter-Party(1)	Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	MUFG Securities Americas Inc.	$ 664.6	8.4%	47	19	30
2	ICBC Financial Services LLC	$ 524.3	6.6%	35	25	53
3	Wells Fargo Securities	$ 476.6	6.0%	31	28	31
4	E D & F Man Capital Markets Inc.	$ 463.4	5.8%	50	24	56
5	The Bank of New York Mellon	$ 450.0	5.7%	231	58	69
6	ING Financial Markets LLC	$ 389.2	4.9%	30	19	21
7	Daiwa Securities America Inc.	$ 379.8	4.8%	34	25	50
8	Citibank, N.A.	$ 375.4	4.7%	366	113	121
9	The Bank of Nova Scotia	$ 369.2	4.6%	39	27	87
10	Morgan Stanley & Co. LLC	$ 368.8	4.6%	48	31	87
11	Societe Generale	$ 321.2	4.0%	32	21	28
12	ABN AMRO Bank N.V.	$ 287.5	3.6%	54	10	11
13	KGS-Alpha Capital Markets, L.P.	$ 285.1	3.6%	58	43	56
14	J.P. Morgan Securities LLC	$ 278.8	3.5%	89	26	37
15	FHLB - Cincinnati	$ 246.6	3.1%	1	1	1
16	Nomura Securities International, Inc.	$ 228.2	2.9%	72	38	86
17	Mizuho Securities USA Inc.	$ 210.8	2.6%	70	7	21
18	RBC Capital Markets	$ 206.7	2.6%	43	32	56
19	Citigroup Global Markets Inc.	$ 206.0	2.6%	45	13	25
20	Merrill Lynch, Pierce, Fenner & Smith	$ 197.1	2.5%	31	16	31
21	Natixis Financial Products LLC	$ 178.9	2.2%	62	52	56
22	South Street Securities LLC	$ 174.4	2.2%	30	9	9
23	BNP Paribas Securities Corp.	$ 160.2	2.0%	57	22	25
24	Guggenheim Securities, LLC	$ 127.9	1.6%	31	31	31
25	Wells Fargo Bank, N.A.	$ 100.5	1.3%	30	13	25
26	Federal Home Loan Bank of Des	$ 100.0	1.3%	366	139	139
27	Royal Bank of Canada	$ 75.0	0.9%	92	36	85
28	Deutsche Bank Securities Inc.	$ 36.1	0.5%	91	85	85
29	UBS Securities LLC	$ 30.0	0.4%	1,098	280	280
30	Barclays Capital Inc.	$ 29.1	0.4%	41	3	3
31	Credit Suisse Securities (USA) LLC	$ 13.7	0.2%	28	4	4
	Total or Weighted Average	**$ 7,955.2**	**100%**	**78**	**32**	

Weighted Average Repo Rate	0.81%
Weighted Average Haircut	6.92%

Debt to Shareholders' Equity Ratio	6.9

(1) ARMOUR has 41 lending counterparties.

Information as of 7/18/16.
Some totals may not foot due to rounding.

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www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340